Form C

Cover Page

Name of issuer:

Mid-Atlantic Studios, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: VA

Date of organization: 8/31/2018

Physical address of issuer:

11105 Southcoate Village Drive
Bealeton VA 22712

Website of issuer:

http://www.TheForgeStudios.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Series A Preferred Units

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/5/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$100.00	$0.00
Cash & Cash Equivalents:	$100.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Mid-Atlantic Studios, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Ronald Newcomb	CEO	Mid-Atlantic Studios LLC	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Ronald Newcomb	President	2018
Ronald Newcomb	CEO	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Ronald Newcomb	4280000.0 Common Units	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Filmmaking is a complicated and technical endeavor, often unforeseen difficulties will arise, causing budget and scheduling overruns, particularly when complex visual effects are involved. That being said, we are doing a vast amount of pre-planning to be prepared for every eventuality, but will also ensure that we have high quality Production Insurance in place for that "just in case" moment. Our key team members are an experienced group and have successfully completed and released every film that they have started, with marketable and award winning efforts. And just in case we've missed something, we have aligned ourselves with a very impressive Advisory Board that will guide us where we have not been. We have set this task before ourselves and intend to accomplish our goals with your help.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

There are significant risks associated with motion picture industry.

The completion and commercial success of a motion picture are extremely unpredictable, and the motion picture industry involves a substantial degree of risk. Commercial success is primarily determined by audience reaction, which is unpredictable. The completion and commercial success of a motion picture also depends upon other factors, such as:

talent and crew availability;

financing requirements;

distribution strategy, including the time of the year and the number of screens on which a motion picture is shown;

the number, quality and acceptance of other competing series or films released into the marketplace at or near the same time;

critical reviews;

the availability of alternative forms of entertainment and leisure time activities;

piracy and unauthorized recording, transmission and distribution;

general socioeconomic conditions and political events; and

other tangible and intangible factors.

All of these factors can change and cannot be predicted with certainty. In addition, motion picture attendance is seasonal, with the greatest attendance typically occurring during the summer and holidays. The release of a film during a period of relatively low theater attendance is likely to affect the film's box office receipts adversely.

Competition. We face competition with respect to any films that we may seek to develop or commercialize in the future. Many of our competitors have significantly greater financial, technical and human resources than we have and superior expertise in the production and marketing of films and thus may be better equipped than us to develop and commercialize films. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, our competitors may commercialize their films more rapidly or effectively than we are able to, which would adversely affect our competitive position, the likelihood that our film will achieve initial market acceptance and our ability to generate meaningful additional revenues from our products.

In general, demand for our films is highly correlated with general economic conditions. A substantial portion of our revenue will be derived from discretionary spending by individuals, which typically falls during times of economic instability. Declines in economic conditions in the US or in other countries in which our films will be shown may adversely impact our consolidated financial results.

Piracy

The piracy of our content, products and other intellectual property poses significant challenges for us. Technological developments, such as the proliferation of cloud-based storage and streaming, increased broadband Internet speed and penetration and increased speed of mobile data transmission have made it easier to create, transmit, distribute and store high quality unauthorized copies of content in unprotected digital formats, which has in turn encouraged the creation of highly scalable businesses that facilitate, and in many instances financially benefit from, such piracy. Piracy is particularly prevalent in many parts of the world that lack effective copyright and technical legal protections or enforcement measures, and illegitimate operators based in these parts of the world can attract viewers from anywhere in the world. The proliferation of unauthorized copies and piracy of the Company's content, products and intellectual property or the products it licenses from others could result in a reduction of the revenues that the Company receives from the legitimate sale, licensing and distribution of its content and products. The Company devotes substantial resources to protecting its content, products and intellectual property, but there can be no assurance that the Company's efforts to enforce its rights and combat piracy will be successful.

No Operating History

We were incorporated as an LLC in 2018. Accordingly, we have no history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our creation of a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the inception of a business, operation in a competitive industry, and the continued development of advertising, promotions, and a corresponding client base. We anticipate that our operating expenses will increase for the near future. There can be no assurances that we will ever operate profitably. You should consider the Company's business, operations and prospects in light of the risks, expenses and challenges faced as an early-stage company.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$100,000**
Use of Proceeds:	20% towards attorney, 5% towards WeFunder Fees, 60% towards Getting Ron full-time, 10% Development, 5% Marketing

If we raise: **$1,070,000**

Use of Proceeds: 5% Wefunder intermediary fee, 18% Above the Line (Writer, Producer, Director, Talent), 38% Below the Line (Production Staff, Art Department, Camera, Food, Lighting, Sound, Wardrobe, Makeup, Props, Travel, Locations, Production Office), 31% Post-Production (Editing, Music, Sound, Title, CGI, Graphics, Deliverables), 5% Marketing, 3% Contingency

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

See exact security attached as Appendix B, Investor Contracts.

Priced Round

The Company is offering up to 1,070,000 of Preferred Series A Units, at $1 per Unit at a Pre-money valuation of $4,280,000

The minimum amount of Units sold will be 100,000.

Preferred Series A Unitholders will receive no voting rights but will have liquidation preferences.

The Board may from time to time may decide to make distributions to members, 'distributable cash', in the following priority:

1. First, to Members, in proportion to their respective allocations of estimated taxable income of the Company for the taxable year in question, an amount necessary to provide liquidity for the payment of taxes arising from allocations of profits to Members to the extent of such tax payment obligation at the highest applicable marginal tax rate, and such tax distributions shall reduce dollar for dollar, distributions subsequently to be made to such Member.

2. Second, to Series A Preferred Unitholders, pro rata in accordance with the number of Series A Preferred Units held, in an amount per annum that shall not be compounded and that is equal to eight percent (8%) of the Series A Stated Value per Unit ($1)

3. Third, eighty percent (80%) to the Series A Members, pro rata in accordance with the number of Series A Preferred Units held, up to an amount equal to the Series A Stated Value per Unit and (B) twenty percent (20%) to the holders of Common Units pro rata in proportion to the number of such Common Units held by each holder.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of this offering and securities were determined by the Board. This irrevocable proxy may not be amended or otherwise modified without the prior written consent of the Grantor and the Proxy.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Units	10,000,000	4,280,000	Yes
Preferred Units	5,000,000	0	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Common Units have voting rights. Preferred Units do not have voting rights, but have liquidation preferences.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

This Offering is for Preferred Series A Units and may be diluted or qualified by the rights of any other class of security if other Units are issued in the future.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common units that take into account factors such as the following:

- unrelated third party valuations of our common units;
- the price at which we sell other securities, such as convertible debt or preferred units, in light of the rights, preferences and privileges of our those securities relative to those of our common units;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common units;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

The Mid-Atlantic Studios is a film studio based in the Mid-Atlantic Region (MD, DC, VA, WV, NC, & SC), conducting 100% of the hiring from this region. We have stories to tell. And if we band together we can diversify our portfolio and mitigate the risk involved in filmmaking, resulting in more sustainable filmmaking for the region.

We're doing film differently than traditional, risk-averse studios in Hollywood. Like Legion M, we want our members to have a voice. With your support we're also making our own films, starting with 3 projects, 2 of which we already have the scripts for. With a large community of fans behind us, we can make the film industry a more sustainable place for everyone involved in the Mid-Atlantic region.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Mid-Atlantic Studios, LLC was incorporated in the State of Virginia in August 2018.

Since then, we have:

- Founder Ron Newcomb has 20 years of experience & past performance. His first award-winning film sold worldwide was translated into 19 languages, distributed on Netflix, and on the shelves of Walmart.
- Ron is the co-founder of www.TheFantasy.Network - meaning we already have a distribution outlet for fantasy content baked in.
- Ron has a large Rolodex. He has maintained industry relationships via the www.VIPFilmAndTVSummit.com, flying out industry VIPs.

Historical Results of Operations

Our company was organized in August 2018 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended September 13, 2018, the Company had revenues of $0.

- *Assets.* As of September 13, 2018, the Company had total assets of $100, including $100 in cash.

- *Net Income.* The Company has had net income of $0 for 2018.

- *Liabilities.* The Company's liabilities totaled $0 for 2018.

Liquidity & Capital Resources

We currently have no other capital on which to rely. We will seek other sources of funding outside of this Wefunder raise.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Mid-Atlantic Studios, LLC cash in hand is $100, as of October 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month. Our intent is to be profitable in 36 months.

There have been no changes in those elements listed directly (trends in finances & operations) as it relates to our financials.

Our plans over the next 3-6 months will be based upon raising capital via a membership. The first film can begin to bring in revenue within 12 months. Unlike traditional inflated budgets, we have a budget of $1-3M per project, making it easier to see returns. We've also slated resources for a third project, which we'll be selecting from regional pitches. We are aiming for a $1,070,000 raise in this round, but are also seeking other funding options and in talks with investors. We will also base the budget on the amount of money raised.

The first film, we are planning on beginning in the Spring/Summer 2019. This will require 2 months preparation, a 30 day shoot and a 9 months post-production.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.TheForgeStudios.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Mid-Atlantic Studios Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Ronald Newcomb

Appendix E: Supporting Documents

Amended_and_Restated_Operating_Agreement_-_Mid-Atlantic_-_V3__BPLLC_Draft___2_.pdf

WEFUNDER Startups Funds Discuss FAQ Search **Invest** Login Sign Up



INVEST IN THE MID-ATLANTIC STUDIOS

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Giving a creative voice to the Mid-Atlantic Region

The Mid-Atlantic Studios is a film studio based in the Mid-Atlantic Region (MD, DC, VA, WV, NC, & SC), conducting 100% of the hiring from this region. We have stories to tell. And if we band together we can diversify our portfolio and mitigate the risk involved in filmmaking, resulting in more sustainable filmmaking for the region.



Ron Newcomb
Founder


Be a Part of the Mid-Atlantic Studios

$ 100 min

REMIND ME (10)

What you are investing in

Priced Round

$4.28M pre-money valuation

$1.00 per share
Preferred Stock

If you invest, you're betting The Mid-Atlantic Studios will be worth more than $4.28M in the future.

Earning a return

Learn more about equity fundraises

Investor perks

$250+
Get access to Ron's Indie Film Coach training elements.

$500+
Get 1 script critiqued with notes + Get access to Ron's Indie Film Coach training elements + 1-month access to The Fantasy Network.

Why you may want to invest

1. Founder Ron Newcomb has 20 years of experience & past performance. His first award-winning film sold worldwide was translated into 19 languages, distributed on Netflix, and on the shelves of Walmart.
2. Ron is the co-founder of www.TheFantasy.Network - meaning we already have a distribution outlet for fantasy content baked in.
3. Ron has a large Rolodex. He has maintained industry relationships via the www.VIPFilmAndTVSummit.com, flying out industry VIPs.
4. The utilization of a new blockchain technology to keep the cost low and offer opportunities to many.
5. If you want to invest in your region to be a vibrant film hub for yourself or for other family & friends that deserve a real opportunity.
6. If you want to create sustainable filmmaking in our region.
7. If you want to actually make a livable wage filmmaking.
8. If you want to give writers from our region to have an opportunity for their works to be produced.

Our Ambition

We're doing film differently than traditional, risk-averse studios in Hollywood. Like Legion M, we want our members to have a voice. With your support we're also making our own films, starting with 3 projects, 2 of which we already have the scripts for. With a large community of fans behind us, we can make the film industry a more sustainable place for everyone involved in the Mid-Atlantic region.

Mid-Atlantic_Studios_vPlain_v4__1_-converted.pdf

theforgestudios.com

$1,000+
Get your business logo (and link) on our site showing that you are "with us"!

$5,000+
1 day pass on set + Get 1 script critiqued with notes + Get access to Ron's Indie Film Coach training elements + 1-month access to The Fantasy Network.

$10,000+
1st 6 can be on the Board of Advisors, or assign a seat. Good for 1 year. + previous perks.

$25,000+
1 hour Call with Ron. + previous perks.

$50,000+
Associate Producer credit (& on IMDb) on our 1st film along with an invite to set & lunch with the crew. + previous perks.

$100,000+
Get a signed copy of the script + all previous perks.

see less

community entertainment community film art entertainment

Why I Like The Mid-Atlantic Studios

Ron has a passion for storytelling and a grounding in organizational management that means he can take a concept and follow it through to is a completed project. His track record speaks for itself, with a documentary, short films, feature films, and production work for other film and television producers to his credit. His vision is expansive, encompassing media and complementary products including games and merchandise, inviting a wide audience to join in the experience of the worlds he describes on film, and creating interaction that holds your attention and keeps you coming back for more long after you've seen the initial film.



Betsy Chapman
PREVIOUS INVESTOR

THE BUZZ ABOUT THE MID-ATLANTIC STUDIOS

"Ron's VIP Film Summit is one of the most valuable film events I've attended in the past few years and I didn't even pitch. It gave me in-depth details about how indie films are being made today and what actions I needed to take to make my films get made and sold."



Bjorn Munson
Mid-Atlantic Filmmaker

The Best Films Are Original



When the first Star Wars came out, even George Lucas thought it would flop. The audience just wasn't used to such out of the world sci-fi. But we all know what happened next.

If the George Lucas equivalent of today took the same risk — he probably wouldn't. Large studios are risk averse which is why we keep seeing the same sequels. Over. And Over. And that means a lot of money going to the same people again and again.

This is where indie traditionally steps in. But if you're not already in the indie space, it's hard to be heard. Which is why at Mid-Atlantic Studios, we want to put the power in your hands. The fans and the audience. We care about what you want to see, not just the industry. Think Legion M — one million fans, one million voices heard.

We're Storytellers Building a More Sustainable Industry in the Mid-Atlantic


THE
FORGE
STUDIOS



But we're doing more than just diversifying the storytelling space. We're a Mid-Atlantic based film studio, hiring 100% of our casts, writers, and crew members locally. We want to provide them with the stability of a 9-5 instead of the insecurity of project-based work. So when you invest in us, you're creating jobs. You're making the industry more sustainable for everyone in it, not just the select few.

Film Sets and Talent in Our Backyard



The Mid-Atlantic Region is full of beautiful scenery perfect for indie film. A two hours drive will take you to the mountains or the ocean, not to mention all the historic neighborhoods in between. And there’s no shortage of talent in the bustling theater districts.

Two Projects Ready, One on the Way

With your help, we’ll be ready to enter pre-production on 2 projects. From concept to completion, we want to have the film out to you within 12 months. And unlike traditional inflated budgets, we have a budget of $1-3M per project, making it easier to see returns. We’ve also slated resources for a third project, which we’ll be selecting from regional pitches.

1st Film Project - Steampunk/Western/Sci-Fi: In a dystopian universe, on a dead-end, backwater world, an orphaned girl, with certain abilities, try to escape from the sway of her megalomaniac uncle by seeking out the help of a reformed gunslinger running from his past, in the end, he learns the power of child's love.


#TogetherFilmmaking
THE FORGE STUDIOS

#togetherfilmmaking = together we can



Past Projects


C'EST LA GUERRE
The Forge Studios Presents
A Film Directed by Ron Newcomb
AARON ROSENE SHEILA AVELLINO ERIC GARNER
SKIP LIPMAN JERRY MOSEMAK and RON NEWCOMB
Director of Photography by: Bart Johnson
Filmed at the beautiful Virginia Farm of Nina May



Our Progress So Far

Our founder, Ron Newcomb, has over 20 years of independent film experience under his belt. His first film, a coming of age fantasy film, was translated into 19 languages, distributed on Netflix and on the shelves of Walmart. And he co-founded www.TheFantasy.Network - so we already have a distribution outlet for fantasy content. With our talented team and Ron's extensive network, we have the ability to achieve the same success with our upcoming projects.

If we hit our minimum target of $100K, we'll use 20% of your investment to square away legal, 60% to get Ron on the team full-time, 5% for marketing, 10% for pre-production on our first feature film, a Steampunk/Western/Sci-Fi, and 5% in Wefunder fees.



August 2018 — **Ron announces Mid-Atlantic Studios to the VIP Film & TV Summit**

August 2018



Mid-Atlantic Studios, LLC is formed along with banking & social media presence. Secures CPA and attorney

Text goes here. Lorem ipsum dolor sit amet.

October 2018 — **Wefunder campaign launches!**

November 2018 — **Have a fully dedicated Member Captain Onboarded**

November 2018 — **Finalize all paperwork, website, etc.**

January 2019 — **Vet Script, Budget & Schedule**

March 2019 — **Series A Round to fund 1st Film Project**

May 2019 — **Pre-Production of 1st Film Project**

August 2019 — **1st Film Project Production Starts**

November 2019 — **2nd Round if needed for 2nd Film Project**


Distribution
• Fantasy & Sci-Fi translate well internationally (which is 60% of sales)
• Fantasy & Sci-Fi are not necessarily star-power driven
• Fantasy & Sci-Fi cross all quadrants of marketing
the RANGERS


Contingency
3%
Marketing
5%
We Funder Fees
5%
Above the Line
18%
Post-Production
31%
Below the Line
38%

Founder



Ron Newcomb

Founder

AND THE REST OF THE TEAM



Zhibo Lai
Advisor (Block-chain)



Paula Wood
Advisory Board (MD)
Producer



Zan Campbell
Advisory Board (SC)
Wardrobe|Props



Wayne Shipley
Advisory Board (WV)
Producer



Anthony Greene
Advisory Board (DC)
Producer



Erman Baradi
Advisory Board (VA)
Producer

Grand Master
Advisory Board (VA)
Stunt Team|Actors



Rob Cloutier
Advisor (VR/AR)

Interview

– COLLAPSE ALL

WF: What is the Mid-Atlantic Studios?

TM: The Mid-Atlantic Studios is a traditional film production company, and all the facets of what that means in 2018, which includes things such as VR, short-form, episodic ... all forms of potential intellectual property that we develop in-house.But the unique factor to what we're presenting is that it's a regionally-based studio focusing on the Mid-Atlantic area of Maryland, DC, Virginia, West Virginia, North Carolina, and South Carolina. The idea is to hire 100% of the stories (owned by), cast and crew from these geographical areas. That is important to me because have been doing independent filmmaking for the past 20 years off and on, and I've had to stay pretty much in the independent space in this region because when studios do a film in the area, they fly out all of the principal roles and primary crew assignments. They rarely hire anybody local for those jobs. So, there's no sustainability in filmmaking.

It feels as though I am being punished and can't sustain a living doing the very thing I feel I am called to do and am passionate about. I have a wife and four little girls that are counting on me to do my nine-to-five. But because I'm in the arts, I'm not able to do that. I can't have the house and two cars. And in speaking with the filmmakers in our area, I've found this to be a constant struggle that we all face. So, we all do film for a time and then go back into a nine-to-five full time. There's no sustainability.

The Mid-Atlantic Studios will provide opportunities, create jobs, and give a voice to the storytelling conversation of this region. The only area where we might need to go outside of this region is simply distribution. And that's only until a potential distributor can get up and running, in the region. Everybody's looking for a tax incentive. And we see that working out in Georgia very well, where they're doing just as much, if not more, than LA is producing. But, we the people need to stop looking for our government film offices to be able to try to meet that need. The power is now in the people's hands in the form of equity crowdfunding. It's not just the equity that's important. The crowd is potentially more important than the actual liquid capital. And so what we're trying to do is give a voice to this region. Now, investors can be from anywhere. If they see this as a unique opportunity, that's outstanding. Or if they have a loved one in the region, that's great. You don't have to be a member in order to audition or put in for a crew, but members will get preferential treatment. The ultimate goal is to create a sustainable filmmaking environment in the Mid-Atlantic region.

WF: Is there a studio that you really admire for the content they create and their bottom line? What do they do well and what do you want to improve upon?

TM: Legion M is a great example of a studio structure that has stood up in recent times and has become different from the traditional studio. The risk aversion of larger studios is really high. They can't take risks. So, we're getting the same fare all the time. This is where the indies traditionally have an opportunity to step up. But what I've found is that even they have a structured system, so if you're not within that system, then you don't have a voice. Legion M has circumvented that well by mobilizing the fans and giving them a voice. So, certainly one of the things I want to emulate is the empowerment of the fans that Legion M has created by giving them the opportunity to truly own a part of what they're doing. And then together, they can do it. We have a phrase in my company, "together filmmaking."

Another great example is not your traditional studio, but it comes from the comic book world. It's Image Comics. These were individual comic artists that came together to form a unified studio. Why? Because they wanted a voice to empower the artists to be able to do sustainable comics. And that's exactly what we want to do in the storytelling film world. We want to do sustainable filmmaking. And traditionally, you either hit it out of the park, or you wipe out and we never hear from you again. This studio will allow someone to be able to do sustainable filmmaking. Not where one person gets rich, but where we can all create a sustainable living. That's what's going to make a difference in a region and in the voice of a company. I just did a pitch fest locally in the DC market, called the VIP Film Summit. There are tons of stories to be told, but they never will be unless they're given a voice to do so. This gives that voice to the people, which is another element that I want to ensure we're doing, instead of having one person at the helm trying to focus on their personal bottom line to create a win. There are many more wins that can be created in a studio structure if done right.

WF: So, do you think the traditional studios are looking for a huge TV show or huge movie, but not sustainable growth?

TM: Yeah, they're looking for growth, but they're loyal to the company. They can't be loyal to people. I'm not suggesting that we're going to fixate on that to the detriment of the company, but it creates a more sustainable opportunity. If the overhead is too big, you have a few mistakes, and suddenly you're needing to sell to Disney. Budgets continue to inflate based upon what cast members can bring to the project. Not to say we're not looking for the best people or even a name for the project, but we want to create an opportunity in the early days to be able to have niche programming, where fandom is baked into it. To give an example, we do a lot of fantasy and sci-fi. Traditionally, those genres are known to have strong, mobilizing fan bases. And they care about the story, product, and output over loyalty to a particular actor. Once that actor becomes the character, they are ravenous about them. That's one way where we can keep our overhead low to create sustainable opportunity in the long run.

WF: Tell me more about how you're going to do that. Is it more about just lower budget films and doing more of them and diversifying your creative set? Or betting on talent and giving them salaries instead of project-based money?

TM: No, it will be project-based funding. But it is all about what the region can offer, which is the talent here and unique locations. There will be opportunities for many people to get paychecks instead of just one person getting a big paycheck. One of the things we're looking to do is to keep the budget within a workable frame for each project. We don't need to inflate budgets with a huge craft services line item. We can have epic filmmaking with a sustainable budget. And at a level, you can still bring in the talent that you need, but you don't need to inflate other areas. We're trying to create a slate of films. So initially out the gate, it would be three films. And with three films, you're able to diversify the genres and keep the budgets at a reasonable rate versus being driven by what the industry traditionally calls for, which would be a higher rate.

WF: How was this started?

TM: The way it started was, I was on a local TV show here, and when it ended, there was nothing for me to pivot to. So, it came out of a natural desire to create a sustainable filmmaking environment. Because of my experience in what we call the DMV, the DC metropolitan area, I know the players here. And I began to hear the same grumblings. Then, we did have some studio projects come in, films and episodics. And when I and others submitted our paperwork, again, we weren't being considered for principal roles or crew positions. So that's when the idea formed. Then, speaking to other filmmakers in the area, we all had a resounding voice. So, I began to put this down on paper and spoke to others who thought we could make this work. It suddenly became a potential answer, that we can all unify and band together and create the stories we want to be told.

WF: What is the plan going forward?

TM: Looking at the schedule down the line, one of the things that I want to do in order to keep the budgets reasonable and realistic is to make sure our timeline is very efficient. We'll need to keep post-production moving quickly, and if we can green light the three projects, we'll be in various stages of production throughout. The goal would be to get a project from concept to completion and out to consumers within a 12-month timeframe.

I already have two scripts that are ready to go that could follow this format. I already know where we can film. I've spoken to the stakeholders within those areas and know the framework that we would need to get two projects off the ground. I'm leaving the third one open, because one of the things I'm looking to do is create an opportunity for the regional members to be able to pitch their projects, too. We want the best project to be able to move ahead. I have had a lot of stories pitched to me. What other stories might we have? So, we would move directly into pre-production on one project, head into development on another, and begin to hear about a third. We would bring on the team members to be able to do this and sustain it.

I've been doing this for 20 years, so I have a strong Rolodex. I have done feature films in the past. I have established a traditional distribution deal. I've had a sales agent. One of my films was on Netflix, Amazon, and on the shelves of Walmart. It was translated into 19 languages. I had a documentary where I brokered a TV deal and got a nice distribution deal. Because I was able to garner that distribution deal, suddenly I was being asked to speak at colleges and various other places about the business side of filmmaking. So, I've established myself as an astute entrepreneur in the indie film world.

Oftentimes when you're on panels, you meet other panelists. I recently did an event where we flew in 15 VIPs in the film industry. We had local area filmmakers pitch different ideas to them. So, with those established relationships, we have all the elements that we need to be able to move ahead. There are also studios that I've already spoken with that have the space, desire, and gear. Washington, DC is the number one place for documentaries. We are top four in theaters, meaning we have the actors and talent here. So, we have the crew here, we have the actors here, and we have four of the richest counties in the US. The money is here. So, the opportunity is ripe for filmmaking. Somebody just needs to give a voice to it. That's what the Mid-Atlantic is wanting to do.

The US is a young country, but the oldest parts of our country are generally on the East Coast here. So, we have a lot of unique opportunities and historical locations here in the Mid-Atlantic region. It's one of the reasons why Spielberg filmed Lincoln here. If you're going to film DC, there's really only one place to go to do that. But a lot of people don't know that Richmond also is often used for Washington, DC locations.

When you're a filmmaker telling your story, sometimes you're writing just to tell the story. But many times, you have to put the producer's hat on and look through the lens of what you have. We have these beautiful mountain ranges, and because I do a lot of fantasy and sci-fi, I see how it lends itself to that epic expansive feeling. The beauty of our area is that in two hours you can be in the mountains, and in two hours, you can be on a beach. We have all four seasons here. So, you can have snow, you can have summer, and you can have fall foliage. All the elements, from a location point of view, are here. And so are people willing and wanting to keep busy and work. Most film companies local to DC have their hands in the government at some point. So, they do a lot of industrials. There's not a lot of narrative filmmaking that goes on here at a certain level. There's some indie, smaller-budget stuff. But there's nothing really at a level, and certainly nothing that's doing sustainable filmmaking. So again, all these other filmmakers I've talked to love the idea of doing something narrative and would give us a less expensive price because it's so unique to what we all do. It's getting that opportunity to work in something you love.

WF: So, there are a lot of people with money in the area who would love to invest in a narrative project?

TM: Film is one of the unique mediums which immortalizes you. So, establishing your name or brand with a film project is something that will outlive us all. If you go into a real estate deal, you might own that. But it will be bought and sold and no one will ever remember. A film project is a unique art form that immortalizes those that are a part of it. You give voice and life to something. You are bringing in other artists, and you're selling the sizzle. Music reflects our culture. Story dictates our culture. You only need to go overseas to see how influential the US media market is. Everybody is wearing Nike's and Levi's. Who wouldn't want to be a part of that culture conversation? To be able to not just exploit for the economic sake, but also to give a voice to stories that will outlive us all. We fight wars for our art, for our stories. Our myths and heroes are passed down in story form. And this is the way we do it in 2018. So, to be a part of that is exciting.

WF: How do you know you are going to have a successful return on investment?

TM: When you're investing in any project, you're investing in the team to execute. And any smart producer is going to understand the risk and attempt to mitigate those risks. Traditionally, the studio system does that primarily through their cast. I'm not saying that we wouldn't take on A-list talent. There's plenty of high-level talent, even A-list talent that resides in our region. One of the things I don't want to do is be militant on what it means to be a resident. That's not the point. The point is to try to give a voice to our region.

Not only do I have these relationships with distributors, but I have strong mentors in my life that have come up through the traditional means. They know story. Filmmaking always starts with a great story. So, we must ensure that the script is tight. It has to be impeccable, and we have to make sure it's been vetted properly before we even move ahead on the project. You want to be able to bring on other producers and crew members that have been able to do this in the past, along with a strong cast. Some are going to be known and some might not be as known.

For one of my projects, we cast a YouTuber who had 300,000 followers. That was a way for us to move the needle in a 2018 environment. Also, I do like the fantasy and sci-fi genres, due to their niche. I've always been taught to think niche. That fan base is easy to define. We can locate them, and we know how to run ads to them. I know how to mobilize them because I've been able to do that in the past. In fact, so much so, that earlier this year, I launched a fantasy network. It's like a Netflix for fantasy. So, if we had a fantasy story, we potentially could have distribution baked into it. It's not an essential part, but it's just another thing that I could bring to the table.

I've also been able to exploit the IP. You can't just think of the film. There's a new term in the indie world called trans-media. Traditionally, that means the various ways you can watch content. But indies are really defining it as various ways you're able to tell the story over various platforms. So, you have more than just the film. You have a card game, you have a board game, you have the graphic novel. You have all the ancillary elements to that. George Lucas made more money on the toys than he did the film projects. Disney itself has been quoted as saying that their film projects are more of a giant commercial for their toys than anything else. We would take full advantage of all of that. Traditionally, in the indie world, you can keep it lean and pay everybody and get it done on time and within the budget.

If you can bring in money, that you're able to magnify that money later on with certain elements. For instance, Virginia has what they call the Governor's Grant. They also have a film incentive, which we would fully exploit as well. So, you don't need to raise your entire budget in liquid capital. You might spend a million dollars on a film project, but with gifts in kind with your incentives, it comes all the way up to about a five million dollar project that looks like a 15 million-dollar project. And that's when you really can start to make an impact.

We filmed a short teaser of a steampunk western sci-fi called Outlawed Faith. It's very Hell on Wheels meets Firefly. We put it up on Facebook, and now it's been seen over 300,000 times. We know there's an audience there. We have a very good rapport with a filmmaker in West Virginia who has built a western town on his property for filming. We want to film that project there. In other areas, you would have to pay an exorbitant amount for things we are able to do here for lower because of the resources we have. The script is ready to go. It's a sci-fi story but also a story of a father's love for his daughter. It focuses on a reluctant gunslinger who must step up and save a little girl. It's not his blood daughter, but he lost his first daughter early on when his pregnant fiancee was killed. So, he always carries that loss with him, and then he meets this little girl and begins to realize the responsibility that he must bear for this child who doesn't have a parent. Strong themes translate.

Since we've already done the concept piece, we even have distributors that have said, "When you get this in the can, we'd like to talk to you about it." One of the beautiful things about crowdfunding is that you get the crowd. You're not only getting my Rolodex, but also the Rolodex of all. There's so much that people can bring to the table. And that was one of the things that was appealing for equity crowdfunding versus me trying to go out and do a traditional angel raise with this particular project. Plus, it calls for a bunch of extras, and we can give opportunities to lots of people. I want to ensure that we're creating opportunities and also helping people educate and train. That's an ancillary byproduct of what we want to do to keep that synergy going. There are people in our region who have incredible talent, but they're just never afforded the opportunity, so you don't hear about them.

WF: The entire Mid-Atlantic must have a tremendous amount of acting and creative talent that you will fundraise for and take a bet on locally.

TM: Exactly, and I've met filmmakers in all of the six areas, five states and the District of Columbia. Because they don't have a strong enough voice in the conversation, I plan to physically go to each of these six areas and try to rally people to give them a voice. Every time I pitch this to people, they see the energy, they see that I'm trying to be sincere and honest, and they get super excited, and they have given it a thumbs up all around. They want a chance at bat. Just knowing there's a possibility that we might do their story is worth it. To me, that's all I want. I just want my chance. I just want a shot. You don't need to guarantee the shot.

We have another story that we're ready to go with, too. It's a high-action project. A lot of martial arts action sells really well internationally. We're definitely trying to play to that appeal. Ten years ago, international film distribution was a small market. Now, 60% of sales comes from international. I have strong international relationships with sales agents that can get into these countries and make strong sales. They go to all the major markets. They have the connections, and they've been doing it for a long time. We want to focus on genres that translate well internationally, like action, fantasy, and sci-fi. Comedy or drama might not translate so well. We want to be economically driven to really try to go after the markets that we know are going to sell well. The right genre alone could have as much of an influence on sales as a known actor.

WF: So, the talent is diversifying so much as the technology is changing?

TM: Exactly. You also have to think differently about what the medium is. Every indie filmmaker talks about Netflix, Amazon, and Hulu. But rarely do they actually have vetted producers that have worked with these companies. It's funny because they're disruptors in distribution, but they take on their projects very traditionally. They work with producers they've worked with and are known. I was just talking to a young filmmaker here in Virginia and he said, "I'm trying to do a show, but I can't get it off the ground, because no one really knows me." And I know it's the chicken and the egg syndrome. People need to be given an opportunity.

From a business point of view, however, I also need to ensure that we are being economically responsible and mitigating those risks. One of the ways to do that is to pick a niche that I have done before and know I can mobilize. My first film was a coming of age story in the fantasy genre that was translated into 19 countries and got a strong distribution play. I know that we can do that again.

Not only do we give a voice to the people to create, but this is a sustainable opportunity. We can do very much what Legion M has proven. The difference is that Legion M is investing in traditional projects. We're saying, we are going to do the projects, so come to an audition. Submit your projects for consideration. To me, that has a very strong appeal. It's giving people that opportunity at bat. I sincerely believe that we can mobilize an army here, but I know it's crucial that we have a great start.

Barry Carver Oct 11
WOT (way off-topic)

I'm a Disabled Vet with a NON-war, NON-military feature script and tons of shorts. May I contact someone in your organization who will actually look at the material?

Thanks.

(You're welcome to delete this after responding. I'll call / email as directed.)



Ron Newcomb Founder FOUNDER Oct 11
Greetings Barry - you would need to be in the Mid-Atlantic Region for this... (MD, DC, VA, WV, NC, SC), if you are - become a Member when we go live and we'll have a process for you to get your script read. If it gets voted up (think The Blacklist), there's a chance it could get made. Make sense?



Ron Newcomb Founder FOUNDER Oct 11
PS. I'm a former Marine myself, and dreaming about filmmaking is never off-topic!

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